UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2006
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07584 (Commission File Number)	74-1079400 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Our Vice President and Treasurer, in consultation with the Senior Vice President and Chief Financial Officer of The Williams Companies, Inc., our corporate parent, decided on February 28, 2006, that the previously filed consolidated financial statements of Transcontinental Gas Pipe Line Corporation as of and for the years ended December 31, 2003 and 2004 need to be restated. These restatements result from the identification of an error relating to the methodology used to calculate the average cost of our natural gas inventory. We expect to accomplish these restatements on or about the time of filing of our 2005 Annual Report on Form 10-K.
     As a result of the error and pending restatement, the consolidated financial statements and related report of independent registered public accounting firm for the years ended December 31, 2002, 2003 and 2004 contained in our 2004 Annual Report on Form 10-K/A should no longer be relied upon. In addition, the consolidated financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 contained in our 2005 Quarterly Reports on Forms 10-Q and 10-Q/A should no longer be relied upon.
DESCRIPTION OF RESTATEMENT:
     We have determined that we must revise the methodology we have used since June 2000 to calculate the weighted average cost of our natural gas inventory, which affected the calculation of previously reported fuel gains and storage losses. We are reimbursed by customers at market prices in any period when we use more natural gas than we retain from our customers and thus use our own inventory as fuel at our pipeline compression stations. When the market price for those reimbursements exceeds our cost basis for the inventory used as fuel, we report gains on these fuel reimbursements. The accounting methodology used since June 2000 resulted in certain costs being excluded from the basis of the inventory we used as fuel. Although these costs were included as part of our total inventory balance, their exclusion from the gain calculations resulted in an overstatement of those gains. Similarly, the inventory basis we used to calculate certain storage losses also excluded these costs resulting in an understatement of those losses.
     We will therefore restate our consolidated financial statements to correct the reported fuel gains, storage losses, and inventory cost basis by merging our inventory accounts that have a separate weighted average cost of natural gas into one account with a common weighted average cost of natural gas. This will result in a decrease in prior years fuel gains and an increase in prior years storage losses of approximately $32 million, pretax. The restatement for these items will result in a reduction of pretax income in 2004 of approximately $9 million, a reduction of pretax income in 2003 of approximately $13 million, a reduction of pretax income in 2002 of approximately $5 million and a reduction in retained earnings at January 1, 2002 of approximately $4 million.
     Our executive officers have discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with our independent registered public accounting firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:	/s/ Brian K. Shore

Name: Title:	Brian K. Shore Corporate Secretary
Dated: March 6, 2006

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